                  AMENDMENT NO. 4 TO STOCK PURCHASE AGREEMENT

                  This Amendment No. 4 to the Stock Purchase Agreement ("Amendment No. 4") is made as of February 3, 1999 by and between Fidelity Leasing, Inc., a Pennsylvania corporation ("Purchaser"), and Japan Leasing (U.S.A.), Inc., a Delaware corporation ("Seller"), in connection with that certain Stock Purchase Agreement, dated as of December 15, 1998, by and between Purchaser and Seller (as previously amended, the "Stock Purchase Agreement").

                                    RECITALS

                  WHEREAS, Purchaser, Seller and, for the limited purposes set forth on the signature page of the Stock Purchase Agreement, Resource America, Inc., a Delaware corporation, constitute all of the parties to the Stock Purchase Agreement; and

                  WHEREAS, Section 11.2 of the Stock Purchase Agreement provides that the Stock Purchase Agreement can be amended, supplemented or modified only by a written instrument signed by each of the parties thereto making specific reference thereto; and

                  WHEREAS, the parties to the Stock Purchase Agreement have previously amended the Stock Purchase Agreement pursuant to that certain Amendment No. 1 to Stock Purchase Agreement, dated as of December 31, 1998 ("Amendment No. 1"), that certain Amendment No. 2 to Stock Purchase Agreement, dated as of January 12, 1999 ("Amendment No. 2"), and that certain Amendment No. 3 to Stock Purchase Agreement, dated as of February 2, 1999 ("Amendment No. 3"); and

                  WHEREAS, the parties to the Stock Purchase Agreement desire to amend in accordance with this written instrument certain terms of the Stock Purchase Agreement; and

                  WHEREAS, each of the parties hereto has authorized the execution of this Amendment No. 4.

                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth herein and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                  1. Definitions. Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Stock Purchase Agreement.

                  2. Amendment of Section 2.3(a). The first sentence of Section 2.3(a) of the Stock Purchase Agreement is hereby amended by replacing the expression "60 days" where it appears therein with the expression "90 days".

                  3. Amendment of Article II. Article II of the Stock Purchase Agreement is hereby amended by adding to the end thereof the following sections:

                  "Section 2.4. Withdrawal from Escrow. On the Closing Date Seller and Buyer shall give the Escrow Agent joint instructions directing the Escrow Agent to pay out of escrow the amount of $4,043,059.00 in respect of the Unsecuritized Financing Contracts set forth on Schedule 2.4 (the "Schedule
                  2.4 Contracts").

                  "Section 2.5 Restoration of Escrow and the Promissory Note.

                  (a) To the extent an executed original of any Schedule 2.4 Contract is located by Purchaser or the Company on or before the last Business Day of the calendar month that is the fourteenth month after the month in which the Closing occurs (the "Release Date"), Purchaser shall, on or before the third Business Day in the calendar month immediately following the calender month in which such contract is located (each such date a "Restoration Date"), remit to the bank account (the "Escrow Account") specified in writing by the Escrow Agent for deposit in accordance with the terms of the Escrow Agreement an amount equal to 66.15% of the net investment value of such contract as of the time of such remittance. At the time of such remittance, Purchaser shall increase the principal sum of the Promissory Note by an amount equal to the amount of such net investment value not remitted to the Escrow Account pursuant to the foregoing sentence.

                  (b) To the extent an executed original of any Schedule 2.4 Contract is located by Purchaser or the Company after the Release Date and at such time no claim for indemnification under Section 10.1(a) of the Stock Purchase Agreement is then in existence, Purchaser shall, on or before each Restoration Date, remit to the bank account (the

                  "Seller Account") specified in writing by Seller an amount equal to 66.15% of the net investment value of such contract as of the time of such remittance. At the time of such remittance, Purchaser shall increase the principal sum of the Promissory Note by an amount equal to the amount of such net investment value not remitted to the Seller Account pursuant to the foregoing sentence.

                  (c) To the extent an executed original of any Schedule 2.4 Contract is located (a "Location") by Purchaser or the Company after the Release Date and at such time a claim for indemnification under Section 10.1(a) of the Stock Purchase Agreement is then in existence, Purchaser shall, on or before each Restoration Date, notify Seller in writing of a Location and shall thereafter deposit an amount equal to 66.15% of the net investment value of such contract as of the time of such remittance into an escrow account with an escrow agent under an escrow agreement with terms substantially identical to the Escrow Agreement. At the time of such remittance, Purchaser shall increase the principal sum of the Promissory Note by an amount equal to the amount of such net investment value not remitted to such escrow account pursuant to the foregoing sentence.

                  (d) To the extent any payment is received by the Company under a Schedule 2.4 Contract on or before the Release Date, Purchaser shall, on or before the third Business Day in the calendar month immediately following the calender month in which such payment is received (the "Payment Receipt Date"), remit to the Escrow Account for deposit in accordance with the terms of the Escrow Agreement an amount equal to 66.15% of the total amount of such payment. At the time of such remittance, Purchaser shall increase the principal sum of the Promissory Note by an amount equal to the total amount of such payment not remitted to the Escrow Account pursuant to the foregoing sentence.

                  (e) To the extent any payment is received by the Company under a Schedule 2.4 Contract after the Release Date and at such time no claim for indemnification under Section 10.1(a) of the Stock Purchase Agreement is then in existence, Purchaser shall, on or before the Payment Receipt Date, remit to the Seller Account an amount equal to 66.15% of the total amount of such payment. At the time of such remittance, Purchaser shall increase the principal sum of the Promissory Note by an amount equal to the total amount of such payment not remitted to the Seller Account pursuant to the foregoing sentence.

                  (f) To the extent any payment is received (a "Payment Event") by the Company under a Schedule 2.4 Contract after the Release Date and at such time a claim for indemnification under
                  Section 10.1(a) of the Stock Purchase Agreement is then in existence, Purchaser shall, on or before the first Payment Receipt Date for any Schedule 2.4 contract, notify Seller in writing of a Payment Event and shall thereafter deposit an amount equal to 66.15% of the amount of such payment as of the time of such remittance into an escrow account with an escrow agent under an escrow agreement with terms substantially identical to the Escrow Agreement. At the time of such remittance, Purchaser shall increase the principal sum of the Promissory Note by an amount equal to the total amount of such payment not remitted to such escrow account pursuant to the foregoing sentence."

                  4. Amendment of Section 6.12(b). The first sentence of Section 6.12(b) of the Stock Purchase Agreement is hereby amended by (i) deleting the period appearing at the end thereof and (ii) adding the following words to the end thereof:

                     "and the amount of $2,069,247.82 in respect of the Schedule
                  2.4 Contracts."

                  5. Amendment of Exhibit 6.12(b). Exhibit 6.12(b) to the Stock Purchase Agreement is hereby amended to read in its entirety as set forth as
Exhibit 6.12(b) hereto, and any and all references to "Exhibit 6.12(b)" in the Stock Purchase Agreement (including all Exhibits and Schedules thereto) shall hereafter be deemed to refer to Exhibit 6.12(b) hereto.

                  6. Amendment of Exhibit 7.1(h). Exhibit 7.1(h) to the Stock Purchase Agreement is hereby amended to read in its entirety as set forth as
Exhibit 7.1(h) hereto, and any and all references to "Exhibit 7.1(h)" in the Stock Purchase Agreement (including all Exhibits and Schedules thereto) shall hereafter be deemed to refer to Exhibit 7.1(h) hereto.

                  7. Amendment of Exhibit 7.1(i). Exhibit 7.1(i) to the Stock Purchase Agreement is hereby amended to read in its entirety as set forth as
Exhibit 7.1(i) hereto, and any and all references to "Exhibit 7.1(i)" in the Stock Purchase Agreement (including all Exhibits and Schedules thereto) shall hereafter be deemed to refer to Exhibit 7.1(i) hereto.

                  8. Effect on Stock Purchase Agreement. Except as set forth in this Amendment No. 4, all terms and provisions of the Stock Purchase Agreement, as previously amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3, shall remain in full force and effect in accordance with the terms thereof.

                  9. Counterparts. This Amendment No. 4 may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to be executed and delivered by their duly authorized representatives as of the day and year first above written.


                                            FIDELITY LEASING, INC.


                                            By:

                                            Name:
                                            Title:



                                            JAPAN LEASING (U.S.A.), INC.


                                            By:

                                            Name:
                                            Title:


                  THE UNDERSIGNED ACKNOWLEDGES AND AGREES that it is bound by and subject to the provisions of, and otherwise a party to, Article X of the Stock Purchase Agreement, as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3 and this Amendment No. 4.


                                            RESOURCE AMERICA, INC.


                                            By:

                                            Name:
                                            Title:

                                                                 EXHIBIT 6.12(b)

                                 PROMISSORY NOTE
                                 ---------------

$6,672,741.58     (plus the Amounts listed                      February 4, 1999
                  on Schedule I hereto, as such
                  schedule is amended from time to time prior to the Maturity Date)


                  FOR VALUE RECEIVED, and intending to be legally bound, Fidelity Leasing, Inc., a Pennsylvania corporation ("Maker"), promises to pay to Japan Leasing (U.S.A.), Inc., a Delaware corporation ("Payee"), in lawful money of the United States of America, on or prior to February 3, 2004 (the "Maturity Date"), the principal sum of six million six hundred seventy-two thousand seven hundred forty-one dollars and fifty-eight cents ($6,672,741.58) plus the amounts listed on Schedule I hereto, as such schedule is amended from time to time prior to the Maturity Date with such amendments serving to increase the principal amount of this Note from time to time (all such amounts, collectively, the "Principal Amount"), which sum shall be payable quarterly in twenty-one successive installments, (i) the first eight of which shall be in an amount such that equal quarterly payments of interest and principal would amortize the entire unpaid principal balance of this Note, at the time of payment of each such installment, over the number of quarterly payments obtained by subtracting the number of installments previously paid from the number twenty-eight (28) (such result, the "Notional Quarterly Payments"), at the Initial Interest Rate (as defined below), (ii) the next twelve of which shall each be in an amount such that equal quarterly payments of interest and principal would amortize the Principal Amount outstanding at the time of each such installment, over the Notional Quarterly Payments, at the Repayment Incentive Interest Rate (as defined below), such quarterly payments commencing with April 30, 1999, and
(iii) the last of which shall be in an amount equal to the unpaid Principal Amount and shall be payable on the Maturity Date. The interest rate applicable to each quarterly payment shall be an annual rate equal to the Treasury notes (five year) interest rate as reported by the Federal Reserve Board on a weekly-average basis and as published in the Wall Street Journal on the date of this Note, plus (i) two-hundred and fifty basis points for each of the first eight payments (the "Initial Interest Rate"), and (ii) four-hundred basis points for each remaining payment (the "Repayment Incentive Interest Rate"), each such installment of principal and each such payment of interest to be payable in immediately available funds by wire transfer to such bank accounts as may be specified in writing by Payee to Maker and otherwise as provided below.

                  This Note has been executed and delivered pursuant to and in accordance with the terms and conditions of the Stock Purchase Agreement, dated as of December 15, 1998 (as may have been amended, supplemented or otherwise modified from time to time, the "Agreement"), by and among Payee and Maker.

1.                  Payments.

1.1 Interest. Interest shall be calculated on the basis of a year of 365 days and charged for the actual number of days elapsed through and including each relevant date of payment with respect to each portion of the Principal Amount. In the event that, and for so long as, any Event of Default (as hereinafter defined) shall have occurred and be continuing, the outstanding principal amount of this Note and, to the extent permitted by law, overdue interest in respect of this Note, shall bear interest at a rate per annum equal to 2% above the then applicable interest rate provided above.

1.2 Manner of Payment. All payments of principal and interest on this Note shall be made by wire transfer of immediately available funds to The Chase Manhattan Bank, NA, New York, New York, ABA No. 021 000 021, A/C Japan Leasing (U.S.A.), Inc., Acct. No. 904 732 347, Contact: Chiaki Kojima. If any payment of principal or interest on this Note is due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day, and such extension of time shall be included in the period of time used for purposes of calculating the amount of interest payable under this Note. "Business Day" means any day other than a Saturday, Sunday or legal holiday in the State of Delaware.

1.3 Prepayment. Maker may, without premium or penalty, at any time and from time to time, prepay all or any portion of the outstanding principal balance due under this Note, provided that each such prepayment is accompanied by accrued interest on the amount of principal prepaid, calculated as of the date of such prepayment.

1.4 Security. This Note is secured by the Collateral as defined below.

1.5 Obligations Absolute. The obligations of Maker hereunder shall be unconditional and irrevocable, and shall be performed in accordance with the terms of this Note. Without limiting the generality of the foregoing, payment hereunder shall be made by Maker notwithstanding:

                      (a) any lack of validity or enforceability of this Note or the Agreement; or

                      (b) the existence of any claim, set-off, defense or other right which Maker may have at any time against Payee, whether in connection with the Agreement or the transactions contemplated therein, except for claims arising under Sections 2.3, 4.2, 4.9, 4.14 or 6.16 of the Agreement.

2.                  Defaults.

2.1 Events of Default. The occurrence of any one or more of the following events shall constitute an event of default hereunder ("Event of Default"):

                      (a) If Maker shall fail to make any payment of principal or interest hereunder within ten (10) days after becoming due.

                      (b) Any representation of Maker in the Agreement or this Note shall have been untrue in any material respect when made.

                      (c) Any other agreement of Maker shall not be complied with within 30 days after receipt of notice from Payee of such failure of compliance.

                      (d) If, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a "Bankruptcy Law"), Maker shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against Maker, in an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the benefit of Maker's creditors; or (v) admit in writing Maker's inability to pay Maker's debts as they become due;

                      (e) If a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against Maker in an involuntary case, (ii) appoints a trustee, receiver, assignee, liquidator or similar official for Maker or substantially all of Maker's properties or (iii) orders the liquidation of Maker, and in each case the order or decree is not dismissed within 60 days.

2.2 Notice by Maker. Maker shall notify Payee in writing promptly of the occurrence of any Event of Default of which Maker receives notice.

2.3 Remedies. Upon the occurrence of an Event of Default specified in items (a), (d) and (e) under Section 2.1 hereof, the principal of this Note, together with all unpaid interest and all other amounts payable hereunder, shall become due and payable forthwith, without presentment, demand, notice, protest or other requirement of any kind, all of which are expressly waived by Maker. Upon the occurrence of an Event of Default specified in item (b) or (c) under
Section 2.1 hereof (unless all Events of Default have been cured or waived by Payee), Payee may, at its option, by written notice to Maker, declare the entire unpaid principal balance of this Note, together with all accrued interest thereon, immediately due and payable regardless of any prior forbearance. In either such case, subject to Section 4 hereof, Payee may exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from Maker all sums due under this Note. Maker shall pay all reasonable costs and expenses of collection incurred by or on behalf of Payee as a result of an Event of Default, including, without limitation, reasonable attorneys' fees.

3.                  Representations, Warranties and Agreements of Maker.

3.1 Organization and Qualification. Maker (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, (ii) has the power and authority to own its properties and assets and to transact the businesses in which it presently is, or proposes to be, engaged and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where it presently is, or proposes to be, engaged in business.

3.2 Authority. Maker has the requisite corporate power and authority to execute, deliver and perform this Note. All corporate action necessary for the execution, delivery and performance of this Note has been taken.

3.3 Enforceability. This Note is the legal, valid and binding obligation of Maker, enforceable in accordance with its terms.

3.4 No Conflict. The execution, delivery and performance of this Note by Maker are not in contravention of any requirement of law or any indenture, contract, lease, agreement, instrument or other commitment to which it is a party or by which it or any of its properties are bound and will not, except as contemplated herein, result in the imposition of any Liens (as defined in Section 4.8) upon any of its properties.

3.5 Consents and Filings. No consent, authorization, delivery and performance of this Note, or the continuing operations of Maker, except those that have been obtained or made.

3.6 Government Regulation. Maker is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940, or any other requirement of law that limits its ability to incur indebtedness or its ability to consummate the transactions contemplated in this Note.

3.7 No Judgments or Litigation. Except as disclosed in the Agreement, no judgments, orders, writs or decrees are outstanding against Maker nor is there now pending or, to the best of Maker's knowledge after diligent inquiry, threatened, any litigation, contested claim, investigation, arbitration, or governmental proceeding by or against Maker.

3.8 No Defaults. Maker is not in default under any term of any indenture, contract, lease, agreement, instrument or other commitment to which it is a party or by which it is bound. Maker knows of no dispute regarding any such indenture, contract, lease, agreement, instrument or other commitment.

3.9 Corporate Existence. Maker shall (i) maintain its corporate existence, (ii) maintain in full force and effect all licenses, bonds, franchises, leases, trademarks and qualifications to do business, and all patents, contracts and other rights necessary or advisable to the profitable conduct of its business, (iii) continue in, and limit its operations to, the same general lines of business as presently conducted by it and (iv) comply with all requirements of law.

3.10. Guarantee. Maker shall deliver, prior to the execution of this Note or concurrently herewith, the Guarantee (as defined below) whereby the Guarantor (as defined below) as parent of Maker shall execute the Guarantee in favor of Payee, guaranteeing payment of the outstanding principal, accrued interest and all costs, fees and expenses arising hereunder.

3.11 Further Assurances. Maker shall take all such further actions and execute all such further documents and instruments as Payee may at any time reasonably determine to be necessary or desirable to further carry out and consummate the transactions contemplated by this Note, or to cause the execution, delivery and performance of this Note to be duly authorized. Subordination to Senior Obligations.

4.                  Subordination.

4.1                 (a)   Agreement to Subordinate.  Payee agrees, for itself
and each subsequent holder of this Note or the indebtedness evidenced hereby (collectively, the "Debt"), that the Debt is expressly "subordinate and junior in right of payment" (as that phrase is defined in clause (b) below) to all Senior Obligations (as defined in Section 4.8). Payee by accepting this Note acknowledges and agrees that these subordination provisions set forth in this
Article 4 are, and are intended to be, an inducement and a consideration to each holder of any Senior Obligation, whether such Senior Obligation was created or acquired before or after the issuance of this Note, to acquire and continue to hold, or to continue to hold, such Senior Obligation and such holder of Senior Obligations shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or continuing to hold, such Senior Obligations.

                    (b) "Subordinate and junior in right of payment" means that:

                          (i)    no part of the Debt shall have any claim to
the assets of Maker on a parity with or prior to the claim of the Senior Obligations;

                          (ii)   unless and until the Senior Obligations have
been paid in full and any commitment to lend in respect thereof has been terminated, without the express prior written consent of each holder of Senior Obligations, Payee will not take, demand (including by means of any legal action) or receive from Maker, and Maker will not make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment of or security for (except for such security granted herein) the whole or any part of the Debt; provided, however, that (x) at any time, except when a default in the performance or observance of any term or condition relating to any Senior Obligation has occurred and is continuing or would result therefrom, Maker may make, and Payee may receive, scheduled payments or mandatory repayments in accordance with Section 2.3 of this Note on account of principal of and interest on the Debt in accordance with the terms hereof and (y) upon the acceleration of the maturity of any Senior Obligations, Payee may accelerate the scheduled maturities of the Debt if and to the extent permitted hereby at such time but such acceleration shall not give Payee any right to take, demand (including by means of any legal action) or receive from Maker, or Maker the right to make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment of or security for the whole or any part of the Debt unless and until the Senior Obligations have been paid in full; and

                          (iii)  without limitation on any other provision of
this Section 4, the security interest of the Payee on the Collateral will be junior in priority to any interest of any holder of Senior Obligations therein as defined in the Security Agreement.

                    (c) The expressions "prior payment in full", "payment in full", "paid in full" and any other similar terms or phrases when used herein with respect to the Senior Obligations shall mean the payment in full in cash, in immediately available funds, of all of the Senior Obligations.

4.2            Additional Provisions Concerning Subordination.

                    (a) Payee and Maker agree that upon any payment or distribution of the assets of Maker upon a total or partial liquidation or a total or partial dissolution of Maker or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Maker or its property:

                          (i)    all Senior Obligations shall be paid in full
before any payment or distribution is made with respect to the Debt; and

                          (ii)   any payment or distribution of assets of Maker,
whether in cash, property or securities, to which Payee would be entitled except for the provisions hereof, shall be paid or delivered by Maker, or any receiver, trustee in bankruptcy, liquidating trustee, disbursing agent or other person or entity making such payment or distribution, directly to the holders of the Senior Obligations or their representative, ratably in accordance with the amounts thereof, to the extent necessary to pay in full all Senior Obligations, before any payment or distribution shall be made to Payee.

                    (b) If any payment or distribution from the assets of Maker, whether consisting of money, property or securities, be collected or received by Payee in respect of the Debt, except payments of principal or interest permitted to be made at the time of payment as provided in Section 4.1(b) (ii)(x) above, Payee forthwith shall deliver the same to the holders of the Senior Obligations or their representative, ratably in accordance with the amounts thereof, if required, to be applied to the payment or prepayment of the Senior Obligations until the Senior Obligations are paid in full. Until so delivered, such payment or distribution shall be held in trust by Payee as the property of such holders of the Senior Obligations, segregated from other funds and property held by Payee.

4.3 Subrogation. Subject to the payment in full of the Senior Obligations, Payee shall be subrogated to the rights of the holders of the Senior Obligations to receive payments or distributions of assets of Maker in respect of the Senior Obligations until the Senior Obligations shall be paid in full.

4.4            Consent of Payee.

                    (a) Payee consents that, without the necessity of any reservation of rights against Payee, and without notice to or further assent by
Payee:

                          (i)   any demand for payment of any Senior Obligations
made by any holder of Senior Obligations may be rescinded in whole or in part by or on behalf of such holder, and any Senior Obligation may be continued, and the Senior Obligations, or the liability of Maker or any guarantor or any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, or any obligation or liability of Maker or any other party under any agreement, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered, or released by or on behalf of any holder of Senior Obligations; and

                          (ii)  the terms and conditions of any Senior
Obligation may be amended, increased, modified, supplemented or terminated, in whole or in part, as the holders thereof may deem advisable from time to time, and any collateral security at any time held for the payment of any of the Senior Obligations may be sold, exchanged, waived, surrendered or released, in each case all without notice to or further assent by Payee, which will remain bound under this Agreement, and all without impairing, abridging, releasing of affecting the subordination provided for herein.

                    (b) Payee waives any and all notice of the creation, renewal, extension, increase or accrual of any of the Senior Obligations and notice of or proof of reliance by the holders thereof upon this Note. The Senior Obligations, and any of them, shall be deemed conclusively to have been created, contracted or incurred in reliance upon this Agreement, and all dealings between Maker and the holders of the Senior Obligations shall be deemed to have been consummated in reliance upon this Agreement. Payee acknowledges and agrees that the holders of the Senior Obligations have relied upon the subordination provided for herein in entering into any agreement with respect to the Senior Obligations. Payee waives notice of or proof of reliance on this Agreement and protest, demand for payment and notice of default.

4.5 Senior Obligations Unconditional. All rights and interest of the holders of the Senior Obligations hereunder, and all agreements and obligations of Payee and Maker hereunder, shall remain in full force and effect irrespective of:

                    (a) any lack of validity or enforceability of any document, instrument or agreement relating to any Senior Obligation;

                    (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Obligations, or any amendment or waiver or other modification, whether by course of conduct or otherwise, of the terms of any Senior Obligations;

                    (c) any exchange, release or nonperfection of any security interest in any collateral, or any release, amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or any guarantee thereof; or

                    (d) any other circumstances which otherwise might constitute a defense available to, or a discharge of, Maker in respect of the Senior Obligations or this Note.

4.6 Further Assurances. Payee and Maker at their own expense and at any time from time to time, upon the written request of the holders of any Senior Obligations or their representative, will promptly and duly execute and deliver such further instruments and documents and take such further actions as such holders of the Senior Obligations or their representative reasonably may request for the purposes of obtaining or preserving the full benefits hereof and of the rights and powers herein granted.

4.7 Powers Coupled With An Interest. All powers, authorizations and agencies contained in this Article 4 are coupled with an interest and are irrevocable until the Senior Obligations are paid in full and all commitments in respect thereof are terminated.

4.8            Certain Terms Defined.

                    (a) "Senior Obligations" shall mean the collective reference to the unpaid principal of and interest on all Indebtedness of Maker (including, without limitation, interest accruing at the then applicable rate after the maturity of any Indebtedness and interest accruing at the then applicable rate after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Maker, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, such Indebtedness of Maker, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise.

                    (b) "Indebtedness" shall mean (a) all indebtedness of Maker for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of Maker which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of Maker under capitalized leases, (d) all obligations of Maker in respect of acceptances issued or created for the account of Maker, (e) all liabilities secured by any Lien on any property owned by Maker even though Maker has not assumed or otherwise become liable for the payment thereof and (f) all obligations of Maker in respect of interest rate or currency exchange hedging agreements or arrangements including swaps.

                    (c) "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capitalized lease having substantially the same economic effect as any of the foregoing).

                    (d) "Collateral" shall mean all property and interests in property now owned or hereafter acquired in or upon which a Lien has been or is purported or intended to be have been granted to the Payee under the Security Agreement.

                    (e) "Security Agreement" shall mean the security agreement executed by the Maker, Payee and Debtor (as defined in the Security Agreement) dated as of the date hereof (as amended, modified or supplemented from time to time).

                    (g) "Guarantor" shall mean Resource America, Inc., a Delaware corporation, and parent of Maker.

                    (f) "Guarantee" shall mean the Guarantee dated as of the date hereof, executed by the Guarantor for the benefit of the Payee, and attached hereto as Exhibit A.

5.                Miscellaneous.

5.1 Waiver. The rights and remedies of Payee under this Note shall be cumulative and not alternative. No waiver by Payee of any right or remedy under this Note shall be effective unless in a writing signed by Payee. No failure to exercise, delay in exercising, or single or partial exercise of any right or remedy by Payee, and no course of dealing between Maker and Payee, shall constitute a waiver of, or shall preclude any other or further exercise of the same right or remedy. Maker hereby waives presentment, demand, protest and notice of dishonor and protest.

5.2 Notices. Any notice required or permitted to be given hereunder shall be given in accordance with Section 11.3 of the Agreement.

5.3 Severability. If any provision in this Note is construed to be invalid, illegal or unenforceable, then the remaining provisions shall not in any way be affected thereby and shall be enforced without regard thereto.

5.4 Governing Law; Waiver of Trial by Jury. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. MAKER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND DELAWARE STATE COURTS LOCATED IN THE CITY OF WILMINGTON IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS NOTE OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. MAKER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY

OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. MAKER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO MAKER AT ITS NOTICE ADDRESS SET FORTH IN SECTION 11.3 OF THE AGREEMENT. NOTHING HEREIN SHALL AFFECT THE RIGHT OF PAYEE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE AGAINST MAKER IN ANY OTHER JURISDICTION.

              THE RIGHT TO TRIAL BY JURY IS HEREBY WAIVED BY MAKER AND PAYEE.

5.5 Parties in Interest. This Note shall bind Maker and its successors and assigns. This Note may be assigned or transferred by Payee without the consent of Maker.

5.6 Section Headings. The section and subsection headings in this Note are for convenience of reference only, do not constitute a part of this Note, and shall not affect its interpretation.

5.7 References. All words used in this Note shall be construed to be of such number and gender as the context requires or permits. Unless a particular context clearly provides otherwise, the words "hereof" and "hereunder" and similar references refer to this Note in its entirety and not to any specific section or subsection hereof.

                  IN WITNESS WHEREOF, Maker has executed this Note as of the date first stated above.

                                           FIDELITY LEASING, INC.,
                                           a Pennsylvania corporation


                                           By:__________________________________

                                                                       EXHIBIT A
                                                                       ---------

                                    GUARANTEE


                  THIS GUARANTEE (this "Guarantee"), dated as of February 4, 1999, is executed by Resource America, Inc., a Delaware corporation (the "Guarantor"), for the benefit of Japan Leasing (U.S.A.), Inc., a Delaware corporation (the "Lender") under the Promissory Note (as defined below). Capitalized terms used but not otherwise defined herein shall have the meanings provided for such terms in the Promissory Note.

                                   RECITALS:
                                   ---------

                WHEREAS, it is a condition to the effectiveness of that certain Promissory Note (as amended, supplemented or otherwise modified from time to time, the "Promissory Note"), dated as of February 4, 1999, executed by Fidelity Leasing, Inc., a Pennsylvania corporation (the "Borrower"), in favor of the Lender that the Guarantor execute and deliver this Guarantee; and

                WHEREAS, it is in the best interests of the Guarantor to execute this Guarantee inasmuch as the Guarantor will derive substantial benefits from the transactions contemplated by the Promissory Note.

                NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

1.              The Guarantor hereby irrevocably and unconditionally guarantees:

                             (a) the full and prompt payment when due (whether at maturity, by optional or mandatory prepayment, upon acceleration or otherwise) of the principal and interest payable on the Promissory Note in accordance with the terms, conditions and covenants contained therein;

                             (b) the payment of all other obligations and indebtedness (including, without limitation, indemnities, fees and interest thereon and all obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code and the operation of Sections 502(b) and 506(b) of the Bankruptcy Code, 11 U.S.C. ss.502(b) and ss.506 (b), would become due) of the Borrower now existing or hereafter incurred under, arising out of, or in connection with the Promissory Note;

                             (c) the due performance and compliance by the Borrower with all of the terms, conditions and agreements contained in the Promissory Note;

                                                                       GUARANTEE

                             (d) the payment of all sums advanced by the Lender under or pursuant to the Promissory Note, with interest thereon from the due date thereof, until paid, at the rate specified in the Promissory Note; and

                             (e) all renewals, extensions, amendments and changes of, or substitutions or replacements for, all or any part of the foregoing (all such principal, premiums, interest, obligations, indebtedness, performance, compliance and payments, collectively, the "Guaranteed Obligations").

                All payments by the Guarantor under this Guarantee shall be made on the same basis as payments by the Borrower under the Promissory Note.

                This guarantee is a primary obligation of the Guarantor and is a guarantee of payment, and not merely of collection.

2. The Lender may, at any time and from time to time, without the consent of, or notice to, the Guarantor, without incurring responsibility to the Guarantor and without impairing or releasing the obligations of the Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

                (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew or alter, any of the Guaranteed Obligations, any security therefor, or any liability incurred in respect thereof, and the guarantee herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

                (b) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred in respect thereof or hereof, and/or any offset thereagainst;

                (c) exercise or refrain from exercising any rights against the Borrower, any other guarantor or others, or otherwise act or refrain from acting;

                (d) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of the Borrower other than the Lender and the Guarantor;

                                                                       GUARANTEE

                (e) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Lender regardless of what liabilities or liabilities of the Borrower remain unpaid;

                (f) consent to or waive any breach of, or any act, omission or default under, the Promissory Note, or otherwise amend, modify or supplement the Promissory Note; or

                (g) act or fail to act in any manner referred to in this Guarantee which may deprive the Guarantor of its right to subrogation against the Borrower to recover full indemnity for any payments made pursuant to this Guarantee.

3. The liability of the Guarantor hereunder is exclusive and independent of any security for or other guarantee of the indebtedness of the Borrower whether executed by such Guarantor, any other guarantor or by any other Person, and the liability of the Guarantor hereunder shall not be affected or impaired by any circumstance or occurrence whatsoever, including, without limitation: (a) any direction as to the application of payment by the Borrower or any other Person; (b) any other continuing or other guarantee, undertaking or maximum liability of the Guarantor or of any other Person as to the indebtedness of the Borrower; (c) any payment on or in reduction of any such other guarantee or undertaking (it being understood that the payment obligations under the Promissary Note may be reduced by any such payment under any such other guarantee or undertaking); (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower; (e) any payment made to the Lender in respect of the Guaranteed Obligations which the Lender repays the Borrower or the Guarantor pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and the Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding; (f) any action or inaction by the Lender as contemplated by Section 2 hereof; or (g) any invalidity, irregularity or unenforceability of all or part of the Guaranteed Obligations or any security therefor. Notwithstanding the foregoing, the Guarantor agrees that this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Guaranteed Obligations is rescinded or must otherwise be restored by the Lender, upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, as though such payment had not been made.

4. The obligations of the Guarantor hereunder are independent of the obligations of any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against the Guarantor whether or not action is brought against any other guarantor or the Borrower, and whether or not any other guarantor or the Borrower be joined in any such action or actions.

                                                                       GUARANTEE


5. In order to induce the Lender to make the loan pursuant to the Promissory Note, the Guarantor makes the following representations, warranties and agreements:

5.1 The Guarantor (a) is a duly organized and validly existing corporation in good standing under the laws of the state of Delaware, (b) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and (c) is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except where failure to so qualify would not reasonably be expected to have a material adverse effect on the performance, business, properties, assets, nature of assets or condition (financial or otherwise) of the Guarantor.

5.2 The Guarantor has the corporate power to execute, deliver and perform the terms and provisions of this Guarantee and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Guarantee. The Guarantor has duly executed and delivered this Guarantee, and this Guarantee constitutes the legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

5.3 Neither the execution, delivery or performance by the Guarantor of this Guarantee, nor compliance by it with the terms and provisions hereof, (a) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (b) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Guarantor pursuant to the terms of any material indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument to which the Guarantor is a party or by which it or any of its property or assets is bound or to which it may be subject or (c) will violate any provision of the Certificate of Incorporation or By-Laws of the Guarantor.

5.4 No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof (except as have been obtained or made prior to the date hereof), is required to authorize, or is required in connection with, the execution, delivery and performance of this Guarantee or the legality, validity, binding effect or enforceability of this Guarantee.

                                                                       GUARANTEE


5.5 There are no actions, suits or proceedings pending or, to the best knowledge of the Guarantor, threatened, except as disclosed in Guarantor's Form 10-K for the year ended September 30, 1998, that are reasonably likely to have a material adverse effect on the Guarantor's performance hereunder.

5.6 The Guarantor is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls) except where such noncompliance could not reasonably be expected to have a material adverse effect on the performance, business, properties, assets, nature of assets or condition (financial or otherwise) of the Guarantor.

5.7 The Guarantor is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

5.8 The Guarantor is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

6. The Guarantor covenants and agrees that on and after the date hereof and until the termination of this Guarantee:

6.1 Except as otherwise permitted under the Promissory Note, it will maintain its existence and rights as a corporation in full force and effect so long as this Guarantee is outstanding, and will perform all of its obligations under the terms of each indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument by which it is bound.

6.2 It will, at any time and from time to time, upon the request of the Lender and at the Guarantor's expense, promptly and duly execute and deliver or cause to be executed and delivered any and all further instruments and documents and take such further action as the Lender may reasonably request to effect the purposes of this Guarantee.

7. This Guarantee is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of the Lender in exercising any right, power or privilege hereunder and no course of dealing between the Guarantor and the Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further

                                                                      GUARANTEE

exercise thereof or the exercise of any other right, power or privilege. The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Lender would otherwise have. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Lender to any other or further action in any circumstances without notice or demand.

8. This Guarantee shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the Lender and its successors and assigns.

9. This Guarantee will terminate upon the payment in full of the principal, interest, fees, indemnities then due and payable, costs, expenses and other amounts payable under the Promissory Note, without respect to any termination of the Promissory Note. Neither this Guarantee nor any provision hereof may be changed, waived, discharged or terminated except by a writing signed by the Guarantor and the Lender. In the case of any waiver, the Guarantor, the Borrower and the Lender shall be restored to their former position and rights hereunder and under the Promissory Note, and any Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Event of Default, or impair any right consequent thereon.

10. The Guarantor acknowledges that an executed (or conformed) copy of the Promissory Note has been made available to its principal executive officers and such officers are familiar with the contents thereof.

11. All notices and other communications hereunder shall be made at the addresses, in the manner and with the effect provided in Section 5.2 of the Promissory Note, provided that, for this purpose, the address of the Guarantor shall be in care of the Borrower or as otherwise specified in writing by the Guarantor to the Lender.

12. If claim is ever made upon the Lender for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (b) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower), then and in such event the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon it, notwithstanding any revocation hereof or the cancellation of the Promissory Note or other instrument evidencing any liability of the Borrower, and the Guarantor shall be

                                                                       GUARANTEE

and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

13. Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by the Borrower or others (including the Guarantor), with respect to any of the Guaranteed Obligations shall, if the statute of limitations in favor of the Guarantor against the Lender shall have commenced to run, toll the running of such statute of limitations, and if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

14. This Guarantee and the rights and obligations of the Lender and the Guarantor hereunder shall be construed in accordance with and governed by the law of the State of Delaware.

14.1 Any legal action or proceeding with respect to this Guarantee may be brought in any federal or state court located in the city of Wilmington, Delaware, and, by execution and delivery of this Agreement, the Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.

14.2 The Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Guarantor at its address set forth opposite its signature below, such service to become effective 5 days after such mailing. Nothing herein shall affect the right of the Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Guarantor in any other jurisdiction.

14.3 The Guarantor hereby irrevocably waives any objection it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guarantee brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

15.                 The Guarantor hereby:
        (a) waives any right to require the Lender to proceed against the Borrower, any other guarantor or any other party, proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or pursue any other remedy in the Lender's power whatsoever;

                                                                       GUARANTEE

        (b) waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party other than payment in full of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of the Borrower, any other guarantor or any other party, the absence of any other party in any proceeding or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations;

        (c) agrees that the Lender may, at its election, foreclose on any security held by it by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Lender may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of the Guarantor hereunder, and waives any defense arising out of any such election by the Lender, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantor against the Borrower or any other party or any security;

        (d) waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guarantee, and notices of the existence, creation or incurring of new or additional indebtedness;

        (e) assumes all responsibility for being and keeping itself informed of the financial condition and assets of the Borrower, and of all other circumstances bearing upon the risk of non-payment of the Guaranteed Obligations and the nature, scope and extent of the risks the Guarantor assumes and incurs hereunder, and agrees that the Lender shall have no duty to advise the Guarantor of information known to it regarding such circumstances or risks;

        (f) so long as any of the Guaranteed Obligations remain unpaid, the Guarantor hereby agrees that it will not claim and hereby irrevocably waives for such period all rights of subrogation it may at any time otherwise have as a result of this Guarantee (whether contractual, under Section 509 of the United States Bankruptcy Code, or otherwise) to the claims of the Lender against the Borrower or any other guarantor of the Guaranteed Obligations (collectively, the "Other Parties") and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Other Party it may at any time otherwise have as a result of this Guarantee;

                                                                       GUARANTEE

        (g) waives any right to enforce any other remedy that the Lender now has or may hereafter have against any Other Party, any endorser or any other guarantor of all or any part of the Guaranteed Obligations and any benefit of, and any right to participate in, any security or collateral given to or for the benefit of the Lender to secure payment of Guaranteed Obligations; and

        (h) waives all claims (as such term is defined in the United States Bankruptcy Code) it may at any time otherwise have against the Borrower arising from any transaction whatsoever, including, without limitation, its right to assert or enforce any such claims.

The Guarantor warrants and agrees that each of the waivers set forth in this Guarantee is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

                                                                       GUARANTEE

                  IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be executed and delivered as of the date first above written.


                                                RESOURCE AMERICA, INC.


                                                By:____________________________
                                                Name:
                                                Title:

                                                                  Exhibit 7.1(h)

                                ESCROW AGREEMENT
                                ----------------


         THIS ESCROW AGREEMENT (this "Agreement") is dated this 4th day of February, 1999, by and among Fidelity Leasing, Inc., a Pennsylvania corporation ("Buyer"), Japan Leasing (U.S.A.), Inc., a Delaware corporation ("Seller"), and Wilmington Trust Company, a Delaware banking corporation ("Escrow Agent").

         WHEREAS, pursuant to a Stock Purchase Agreement (the "Purchase Agreement") dated December 15, 1998 by and between Buyer and Seller, Seller has agreed to deposit in escrow a total of $5,000,000 for the purpose of providing security for the satisfaction of the obligation to make payment (a) in respect of the Special Contingent Liabilities and (b) of Damages;

         WHEREAS, the parties hereto have designated the Escrow Agent to act as escrow agent under this Agreement; and

         WHEREAS, a copy of the Purchase Agreement has been delivered to the Escrow Agent and the Escrow Agent is willing to become the Escrow Agent in connection therewith pursuant to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Purchase Agreement.

2. Appointment of Escrow Agent. The Escrow Agent is hereby appointed by the other parties hereto to act as escrow agent hereunder. The Escrow Agent hereby accepts such appointment and agrees to hold and administer the Escrow Fund (as defined below) in accordance with the terms and subject to the conditions set forth herein.

3. Establishment of Escrow Fund and Deposit of Cash. Upon the execution of this Escrow Agreement, Seller shall deliver to the Escrow Agent funds in the amount of $5,000,000 and, upon prior notice from Buyer to the Escrow Agent Buyer may deliver to the Escrow Agent additional funds at any time prior Release Date (all of such funds, collectively, the "Escrow Fund"). The Escrow Fund shall be held by the Escrow Agent in accordance with the terms and conditions hereinafter set forth.

4. Escrow and Indemnification. Upon the terms and subject to the conditions of this Agreement, the Escrow Fund shall secure the indemnification obligations of Seller pursuant to Sections 10.1(a) and 10.1(b) of the Purchase Agreement.

5. Investment of Escrow Fund. The Escrow Agent shall, as soon as reasonably practical after it receives the Escrow Fund from Seller, and from time to time during the term hereof, invest the Escrow Fund, including any interest generated thereby and other distributions or earnings paid in respect thereof, in the U.S. Government Portfolio of the Rodney Square Fund, a registered money market mutual fund the investment advisor of which is an affiliate of the Escrow Agent and the fees of such interment advisor paid by the Fund are addition to the fees of the Escrow Agent hereunder. Escrow Agent may also invest the Escrow Fund in bank money market accounts, bank short-term certificates of deposit, short-term United States Government securities, or other interest-bearing accounts and funds as the Escrow Agent shall select giving due regard to the protection and preservation of principal, provided that any such certificates of deposit and short-term securities shall have a maturity not more than 30 days after purchase. The Escrow Agent shall hold the Escrow Fund in escrow upon the terms and subject to the conditions of this Agreement. The Escrow Agent shall not be responsible for any loss suffered from any investment except loss resulting from its gross negligence or willful misconduct.

6.      Interest, Etc.

                  (a) All interest, distributions and other earnings generated by or paid in respect of the Escrow Fund shall be added to the Escrow Fund after setting aside reserves sufficient for the payment of any Federal income taxes imposed thereon and the parties hereto agree that such interest, distributions or other earnings shall constitute additional security for the indemnification obligations referred to in Paragraph 4.

                  (b) The parties hereto agree that (i) the Escrow Fund established by this Agreement shall be treated for Federal income tax purposes as a trust, all of which is deemed to be owned by Seller, under subpart E of
Part I of subchapter J of the Code, and (ii) Seller shall report for Federal, state and local income tax purposes all income or other tax items derived from the investment of or otherwise with respect to the Escrow Fund. Prior to the filing by Seller of any income tax return that includes income reportable pursuant to the preceding sentence, the Escrow Agent shall pay to Seller an amount equal to 45% of such income promptly after delivery of a request and instructions for payment to the Escrow Agent.

7. Payments from the Escrow Fund. Payment shall be made from the Escrow Fund promptly upon Escrow Agent's receipt of, and in accordance with, written instructions signed jointly by Buyer and Seller and delivered in accordance with Paragraph 19. In order to be effectively given, any such written instructions shall refer to the particular Section of the Purchase Agreement pursuant to which Seller is indemnifying Buyer out of the Escrow Fund. Upon delivery of such written instructions to the Escrow Agent, payment may be made to Buyer, Seller or any third party designated by them therein.

8. Release to Seller from Escrow. On the last Business Day of the calendar month that is the fourteenth month after the month in which the Closing occurs (the "Release Date"), the Escrow Agent shall disburse to Seller all remaining amounts, including all interest, distributions and other earnings, held in the Escrow Fund; provided, however, that if the Escrow Agent shall have received, prior to the Release Date, a notice from Purchaser of any claim against the Escrow Fund that it may have under Section 10.1(a) of the Purchase Agreement, then the Escrow Agent shall continue to hold the amount of such claim in the Escrow Fund until such claim is finally resolved; and provided, further, that in the event any such claim by Purchaser is determined by the party resolving such claim to have been frivolous, then Purchaser shall be required to pay to Seller interest on any amount held in the Escrow Fund in respect of such frivolous claim, from and after the Release Date to the date such amount is released to Seller, at a rate of 12.5% per annum. The Escrow Agent shall pay any and all amounts to due to Seller in accordance with written instructions delivered to the Escrow Agent by Seller in accordance with Paragraph 19.

9. Termination of Escrow. This Agreement shall terminate upon the later of (i) the release by the Escrow Agent of all amounts contained in the Escrow Fund in accordance with this Agreement, and (ii) the Release Date; provided, however, that the provisions of Paragraphs and 10(g) and 20 shall survive such termination or the resignation or removal of the Escrow Agent pursuant to Paragraph 11(a).

10. Responsibilities and Liabilities of Escrow Agent. The acceptance by the Escrow Agent of its duties hereunder is subject to the following terms and conditions, which the parties hereto hereby agree shall govern and control with respect to the Escrow Agent's rights, duties, liabilities and immunities.

(a) The Escrow Agent shall not have any duty or obligation hereunder other than to take such specific actions as are required of it from time to time under the provisions hereof.

(b) The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, receipt or other paper or document furnished to it pursuant to and in accordance with the provisions of this Escrow Agreement, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained which it in good faith believes to be genuine and what it purports to be. The Escrow Agent shall not be under any duty to accept or to act upon any notice, request or other paper or document given, made or furnished which is not given, made or furnished pursuant to or in accordance with the provisions of this Escrow Agreement.

(c) The Escrow Agent shall not be liable for any error of judgment, or for any act done or steps taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, except its own gross negligence or willful misconduct, following a final order by a court of competent jurisdiction.

(d) The Escrow Agent may consult with, and obtain advice from legal counsel in the event of any question regarding its rights, duties, liabilities and immunities hereunder, and it shall incur no liability and shall be fully protected in acting or refusing to act in good faith in accordance with the opinion and instructions of such counsel.

(e) The Escrow Agent shall not be bound by any notice of a claim, or demand with respect thereto, or any waiver, modification, amendment, termination or rescission of this Escrow Agreement, unless received by it in writing in accordance with the provisions of this Escrow Agreement, and, if its duties herein are affected thereby, unless it shall have given its prior written consent thereto.

(f) Should any controversy arise between Buyer, Seller and/or the Escrow
Agent with respect to this Agreement or any rights to delivery or payment of the Escrow Fund or any portion thereof, the Escrow Agent shall have the right to institute a bill of interpleader or other appropriate legal action in any court of competent jurisdiction to determine the rights of the parties. The cost of such services shall be deemed an expense of the Escrow Agent hereunder.

(g) The Escrow Agent shall be entitled to be indemnified, held harmless and defended, jointly and severally by Buyer and Seller, from and against any and all losses, claims, liabilities and expenses, including the reasonable fees of its counsel, which it may suffer or incur hereunder or in connection herewith, except such as shall result from its gross negligence or willful misconduct, as found in a final order by a court of competent jurisdiction. If any such losses, claims, liabilities or expenses result from any acts or omissions of Buyer or Seller, the Escrow Agent shall have the right to recover such losses, claims, liabilities and expenses from Buyer or Seller, as the case may be. The Escrow Agent shall have a first lien on the Escrow Fund to secure its rights under this subparagraph 10(g).

11.    Successor Escrow Agent.

                  (a) In the event the Escrow Agent becomes unavailable or unwilling to continue in its appointed capacity hereunder, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving notice of resignation to each of the parties hereto, specifying a date not less than 60 days following such notice date when such resignation will take effect; provided, however, that such resignation shall in no event take effect before the successor to the Escrow Agent will have been appointed pursuant to this Paragraph 11. Buyer and Seller shall mutually agree upon the appointment of a successor to the Escrow Agent. The Escrow Agent shall promptly transfer the Escrow Fund to such designated successor.

                  (b) Any corporation into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity will be a party, or any corporation to which substantially all of the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall be the Escrow Agent under this Agreement without further act.

12. Assignment and Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, representatives, successors and assigns.

13. Amendments. This Agreement may be amended or modified at any time or from time to time in a writing executed by all of the parties hereto; provided, however, that in the event the Escrow Agent does not agree to an amendment otherwise agreed by each of Buyer and Seller, the Escrow Agent shall resign and a successor escrow agent shall be appointed in accordance with Paragraph 11(a).

14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

15. Entire Agreement. This Agreement and the Purchase Agreement together constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, written or oral, between the parties hereto with respect to the subject matter hereof.

16. Waivers. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing and signed by a duly authorized representative of the party or parties granting such waiver. No waiver by any party of any such condition or breach in any one instance shall be deemed to be a further or continuing waiver of such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

17. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

18. Consent to Jurisdiction. With respect to any dispute arising under this Agreement relating to (i) the delivery, ownership or right of possession of the Fund or any portion thereof, (ii) the facts forming the basis of any determination by the Escrow Agent hereunder, (iii) the duties of the Escrow Agent hereunder or (iv) any other question arising hereunder, each of the parties hereto consents to submit itself to the personal jurisdiction of any state or federal court located in Wilmington, Delaware and irrevocably agrees that it will not bring any action or proceeding relating to this Agreement in any court other than a state or federal court located within Wilmington, Delaware. Each of the parties hereto furthermore consents to service of process upon it in the manner set forth in Paragraph 19 and accepts for itself and in connection with its respective properties, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and waives any defense of forum non conveniens, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

19. Notices. All notices, requests, demands, notice of claims and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand with receipt or upon receipt when mailed by certified mail, return receipt requested, postage prepaid, properly addressed as follows, or to such other persons or addresses as may be specified in a notice given in accordance herewith:

               If to the Escrow Agent:

               Wilmington Trust Company
               1100 North Market Street
               Wilmington, DE 19890
               Facsimile:  302-651-8882
               Attention:  Richard M. Sutton, Corporate Trust Administration

               If to Buyer:

               Fidelity Leasing, Inc.
               7 E. Skippack Pike
               Ambler, Pennsylvania  19002

               Facsimile:  215-619-2830
               Attention:  Abraham Bernstein

               If to Seller:

               Japan Leasing (U.S.A.), Inc.
               1251 Avenue of the Americas, 48th Floor
               New York, New York  10020
               Facsimile:  212-403-3150
               Attention:  Mr. Jun Ogihara

20. Escrow Agent Compensation. Escrow Agent shall be entitled to compensation equal to (i) the sum of Five Thousand Eight Hundred Dollars ($5,800) (the "Initial Fee") and an additional Four Hundred Sixteen Dollars ($416) per month (the "Monthly Fee") for each month, if any, that it continues to act as Escrow Agent hereunder after the Release Date ( the"Escrow Agent Fee") and (ii) reimbursement for all reasonable out-of-pocket expenses incurred in performing its duties under this Agreement, which fee and expenses shall be paid equally by Buyer and Seller. The Initial Fee shall be payable at Closing and the Monthly Fee shall be billed and due promptly upon receipt of an invoice. To the extent not paid, the Escrow Agent shall be entitled to deduct amounts due from the Escrow Fund.

21. The Escrow Agent may have other account relationships with the parties hereto, none of which shall disqualify the Escrow Agent from serving hereunder.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.


                                        WILMINGTON TRUST COMPANY, Escrow Agent

                                        By:  _____________________________
                                            Name:
                                            Title:


                                        FIDELITY LEASING, INC., Buyer

                                        By:  ______________________________
                                            Name:
                                            Title:


                                        JAPAN LEASING (U.S.A.), INC., Seller

                                        By:  ______________________________
                                            Name:
                                            Title:

                                                                  Exhibit 7.1(i)

                               SECURITY AGREEMENT

     THIS SECURITY AGREEMENT, dated as of February 4, 1999 (as the same may from time to time be amended, restated, supplemented or otherwise modified, this "Security Agreement"), is entered into among Fidelity Leasing, Inc., a Pennsylvania corporation (the "Borrower"), JLA Credit Corporation, a Delaware Corporation (the "Debtor"), and Japan Leasing (U.S.A.), Inc., a Delaware corporation (together with its successors and permitted assigns, the "Secured Party").


                              W I T N E S S E T H:

A. Borrower has concurrently with the execution of this Security Agreement, delivered to the Secured Party a Promissory Note dated as of the date hereof (as amended, restated, supplemented or otherwise modified, the "Promissory Note").

B. The Debtor has and will have derived substantial direct and indirect benefit from the Promissory Note and loans made to the Borrower thereunder.

C. It is a condition precedent to the acceptance by the Secured Party of the Promissory Note that the Debtor execute and deliver this Security Agreement.

D. To provide assurance for the payment of the obligations of Borrower under the Promissory Note, the Debtor hereby provides to the Secured Party a security interest in certain tangible property now owned or hereafter acquired by the Debtor, as more fully described herein.

      NOW, THEREFORE, in consideration of the premises, the agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Secured Party to accept the Promissory Note, the Debtor hereby jointly and severally agrees with the Secured Party as follows:


                                    ARTICLE I

                                   DEFINITIONS

1.1 Defined Terms. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Promissory Note.

     "Account Debtor" shall mean the person who is obligated on a Receivable.

     "Accounts" shall mean "accounts" as such term is defined in Section 9-106 of the UCC.

     "Chattel Paper" shall mean "chattel paper" (as such term is defined in Section 9-105(1)(b) of the UCC) related to the Collateral.

     "Collateral" shall have the meaning assigned to it in Article II hereof.

     "Collateral Records" shall mean books, records, computer software, computer printouts, customer lists, blueprints, technical specifications, manuals, and similar items which relate to any Collateral.

     "Documents" shall mean "documents" as such term is defined in Section 9-105(1)(f) of the UCC.

     "Indebtedness" shall mean (a) all indebtedness of the Debtor, for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of the Debtor, which is evidenced by a note, bond, debenture or similar instrument,
(c) all obligations of the Debtor, under capitalized leases, (d) all obligations of the Debtor, in respect of acceptances issued or created for the account of the Debtor, (e) all liabilities secured by any Lien on any property owned by the Debtor, even though the Debtor has not assumed or otherwise become liable for the payment thereof, and (f) all obligations of the Debtor, in respect of interest rate or currency exchange hedging agreements or arrangements, including swaps.

     "Instruments" shall mean "instruments" (as such term is defined in Section 9-105(1)(i) of the UCC) related to the Collateral.

     "Knowledge" shall mean, with respect to any Person, the current actual knowledge of a natural person or the officers or similar agents of any Person that is a corporation.

     "Lease Contract" shall mean each of the lease contracts (as may be amended, supplemented or otherwise modified from time to time), listed in the schedule attached hereto as Schedule I, between the Debtor and its customers.

     "Material Adverse Effect" means, relative to any occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), a materially adverse effect on:

         (a) the financial condition, operations or prospects of the Debtor taken as a whole; or

         (b) the ability of the Debtor to timely and fully perform any of its respective material payment obligations or other material obligations under this Security Agreement or any other credit document to which it is a party.

     "Money" shall mean "money" as such term is defined in Section 1-201(24) of the UCC.

     "Permitted Lien" shall mean Liens which secure Senior Obligations.

     "Person" shall mean and include any natural person, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or agency, department or instrumentality thereof.

     "Proceeds" shall mean "proceeds" as such term is defined in Section 9-306(1) of the UCC.

     "Receivables" shall mean, with respect to the Collateral, all rights to payment for goods sold or leased or services rendered, whether or not earned by performance and all rights in respect of the Account Debtor, including, without limitation, all such rights in which the Debtor has any right, title or interest by reason of the purchase thereof by the Debtor and including, without limitation, all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, note, contract (including any lease or rental agreement or sales contract with respect to property or any secured or unsecured loan with respect to which the Debtor is a lessor, seller, lender, the Secured Party, note holder or obligee), invoice, purchase order, draft, acceptance, intercompany account, security agreement, or other evidence of indebtedness or security, together with (a) any collateral assigned, hypothecated or held to secure any of the foregoing and the rights under any security agreement granting a security interest in such collateral, (b) all goods, the sale of which gave rise to any of the foregoing, including, without limitation, all rights in any returned or repossessed goods and unpaid seller's rights, (c) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, and (d) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith.

     "Receivables Records" shall mean (a) all original copies of all documents, instruments or other writings evidencing the Receivables, (b) all books, correspondence, credit or other files, records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of the Debtor or any computer bureau or agent from time to time acting for the Debtor or otherwise,
(c) all evidences of the filing of financing statements and the registration of other instruments in connection therewith and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (d) all credit information, reports and memoranda relating thereto, and (e) all other written information related in any way to the foregoing or any Receivable.

     "Secured Obligations" shall mean all obligations, liabilities and indebtedness of every nature of the Borrower or the Debtor from time to time owing to the Secured Party now existing or hereafter incurred, arising under or in connection with the Promissory Note or this Security Agreement.

     "Senior Obligations" shall mean all Senior Obligations as defined in
Section 4.8 of the Note, all Indebtedness incurred by the Debtor, and all ownership interests in the Collateral (through trusts or otherwise) the proceeds of which are used (i) to fund, or to refinance, the acquisition of assets which are subject to leases or conditional sales agreements in favor of the Debtor, or
(ii) for the working capital needs of the Debtor.

     "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of California.


                                   ARTICLE II

                           GRANT OF SECURITY INTERESTS

     2.1 Grant of Security Interests. As security for the prompt and complete payment and performance in full of all the Secured Obligations, the Debtor hereby grants to the Secured Party a security interest in, and continuing lien on, all of the Debtor's right, title and interest in the Lease Contract, and the following with respect thereto (excluding any permits, licenses or leased assets obtained in the ordinary course of business in which a Lien thereon may not be attached or an interest therein may not be transferred by law or the terms thereof), in each case, whether now owned or existing or hereafter acquired or arising, and wherever located (all of which being hereinafter collectively called the "Collateral"):

         (i)   all Accounts;

         (ii)  all Chattel Paper;

         (iii) all Collateral Records;

         (iv)  all Documents;

         (v)   all Money;

         (vi)  all Receivables;

         (vii) all Receivables Records; and

         (viii) all accessions and additions to any or all of the foregoing, all substitutions and replacements for any or all of the foregoing and all Proceeds or products of any or all of the foregoing.

     2.2 Subordination.

     (a) Agreement to Subordinate. The Secured Party hereby covenants and agrees that its rights with respect to the Collateral are expressly "subordinate and junior in priority and in right of payment" as defined below to all Senior Obligations, including without limitation with respect to the rights of any holder of Senior Obligations in or to any collateral securing such obligations. The Secured Party acknowledges and agrees that these subordination provisions set forth herein are intended to be an inducement and a consideration to each holder of any Senior Obligation, whether such Senior Obligation was created or acquired, or whether the lien and security interest in any collateral securing such obligations was created or perfected, before or after the execution of this Security Agreement, to continue to hold, or to acquire and continue to hold, such Senior Obligation and such holder of Senior Obligations shall be deemed conclusively to have relied on such subordination provisions in continuing to hold, or acquiring and continuing to hold, such Senior Obligations.

     (b) "Subordinate and junior in priority and in right of payment" means that:

         (i) the Secured Party shall not have, by reason of its rights in the Collateral, any claim to the assets of the Debtor, including without limitation the Collateral, on parity with or prior to the claim of the Senior Obligations, including without limitation any claim with respect to collateral securing such obligations; and

         (ii) unless and until the Senior Obligations have been paid in full and any commitment to lend in respect thereof has been terminated, without the express prior written consent of each holder of Senior Obligations, the Secured Party will not exercise its rights under the Security Agreement to foreclose or realize upon any of the Collateral.

     (c) The expressions "prior payment in full", "payment in full", "paid in full" and any other similar terms or phrases when used herein with respect to the Senior Obligations shall mean the payment in full in cash, in immediately available funds, of all of the Senior Obligations.

     2.3 Additional Provisions concerning Subordination.

     (a) The Secured Party and the Debtor agree that upon any payment or distribution of the assets of the Debtor upon a total or partial liquidation or a total or partial dissolution of the Debtor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Debtor or its property:

         (i) without limitation on Section 2.2(b)(ii), all Senior Obligations shall be paid in full before any payment or distribution is made to, or any foreclosure or realization upon the Collateral is effected by, the Secured Party by reason of its rights under this Security Agreement; and

         (ii) any payment or distribution of assets of the Debtor, whether in cash, property or securities, to which the Secured Party would be entitled except for the provisions hereof, shall be paid or delivered by the Debtor, or any receiver, trustee in bankruptcy, liquidating trustee, disbursing agent or other person or entity making such payment or distribution, directly to the holders of the Senior Obligations or their representative, ratably in accordance with the amounts thereof, to the extent necessary to pay in full all Senior Obligations, before any payment or distribution shall be made to the Secured Party.

     (b) If any payment or distribution from the assets of the Debtor, whether consisting of money, property or securities, be collected or received by the Secured Party in respect of its rights under this Security Agreement, the Secured Party forthwith shall deliver the same to the holders of the Senior Obligations or their representative, ratably in accordance with the amounts thereof, if required, to be applied to the payment or prepayment of the Senior Obligations until the Senior Obligations are paid in full. Until so delivered, such payment or distribution shall be held in trust by the Secured Party as the property of such holders of the Senior Obligations, segregated from other funds and property held by the Secured Party.

     2.4 Consent of the Secured Party.

     (a) The Secured Party consents that, without the necessity of any reservation of rights against the Secured Party, and without notice to or further assent by the Secured Party:

         (i) any demand for payment of any Senior Obligations made by any holder of Senior Obligations may be rescinded in whole or in part by or on behalf of such holder, and any Senior Obligation may be continued, and the Senior Obligations, or the liability of the Debtor or any guarantor or any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, or any obligation or liability of the Debtor or any other party under any agreement, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered or released by or on behalf of any holder of Senior Obligations; and

         (ii) the terms and conditions of any Senior Obligation may be amended, increased, modified, supplemented or terminated, in whole or in part, as the holders thereof may deem advisable from time to time, and any Collateral may be sold, exchanged, waived, surrendered or released, in each case all without notice to or further assent by the Secured Party, and all without impairing, abridging, releasing of affecting the subordination provided for herein.

     (b) The Secured Party waives any and all notice of (i) the creation, renewal, extension, increase or accrual of any of the Senior Obligations and notice of or proof of reliance by the holders thereof. The Secured Party acknowledges and agrees that the holders of the Senior Obligations have relied upon the subordination provided for herein in entering into any agreement with respect to the Senior Obligations. The Secured Party waives notice of or proof of reliance on this Agreement and protest, demand for payment and notice of default.

     2.5 Senior Obligations Unconditional. All rights and interest hereunder of the holders of Senior Obligations, and all agreements and obligations of the Secured Party and the Debtor hereunder, shall remain in full force and effect irrespective of:

     (a) any lack of validity or enforceability of any document, instrument or agreement relating to any Senior Obligation;

     (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Obligations, or any amendment or waiver or other modification, whether by course of conduct or otherwise, of the terms of any Senior Obligations;

     (c) any exchange, release or nonperfection of any security interest in the Collateral, or any release, amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or any guarantee thereof; or

     (d) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Debtor in respect of the Senior Obligations or this Agreement.

     2.6 Further Assurances. The Secured Party and the Debtor at their own expense and at any time from time to time, upon the written request of the holders of any Senior Obligations or their representatives, will promptly and duly execute and deliver such further instruments and documents and take such further actions as such holders of Senior Obligations or their representatives reasonably may request for the purposes of obtaining or preserving the full benefits hereof and of the rights and powers herein granted.

     2.7 Powers Coupled With An Interest. All powers, authorizations and agencies contained in this section are coupled with an interest and are irrevocable until the Senior Obligations are paid in full and all commitments in respect thereof are terminated.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     The Debtor hereby represents and warrants to the Secured Party, which representations and warranties shall survive execution and delivery of this Security Agreement, as follows:

3.1 Validity, Perfection and Priority. Upon the proper filing in the locations identified in Schedule II hereto of UCC-1 Financing Statements naming the Debtor as debtor and the Secured Party as the Secured Party and identifying the Collateral, the security interests in the Collateral granted to the Secured Party hereunder will constitute valid and continuing perfected security interests in the Collateral to the extent a security interest can be perfected in such Collateral by filing of a UCC-1 Financing Statement in such locations, subject to Permitted Liens.

3.2 No Liens; Other Financing Statements. (a) To the best of Debtor's knowledge, except for the Lien granted to the Secured Party hereunder and Permitted Liens, the Debtor own or otherwise has rights in and as to all Collateral, whether now existing or hereafter acquired, will continue to own or otherwise have rights in each item of the Collateral free and clear of any and all Liens, rights or claims of all other Persons other than Permitted Liens, and the Debtor will defend the Collateral against all other claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Secured Party.

(b) To the best of the Debtor's knowledge, no financing statement or other evidence of Lien covering or purporting to cover any of the Collateral is on file in any public office other than financing statements filed or to be filed in connection with the security interests granted to the Secured Party hereunder or in connection with Permitted Liens.

3.3 Chief Executive Office. The chief executive offices of the Debtor is located at the address set forth on Annex A hereto.

3.4     Receivables.

       (a) To the best of the Debtor's knowledge, no Receivables which are evidenced by Chattel Paper require the consent of the Account Debtor in respect thereof in connection with assignment hereunder and no other Receivable purports to prohibit assignment or require the consent of the Account Debtor thereunder in connection with assignment.

       (b) To the best of the Debtor's knowledge, no Receivables are evidenced by any Instrument which has not been delivered to the Secured Party.

The representations and warranties contained in this Section shall be deemed to be repeated by the Debtors as of the time when each Receivable arises.

3.5 Fair Labor Standards Act. Any goods and services now or hereafter produced by the Debtor and included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended.

                                   ARTICLE IV

                                    COVENANTS

     The Debtor covenants and agrees with the Secured Party that from and after the date of this Security Agreement:

4.1 Further Assurances. The Debtor will, from time to time at the expense of the Debtor, promptly execute, deliver, file and record all further instruments, endorsements and other documents, and take such further action as the Secured Party may reasonably request in obtaining the full benefits of this Security Agreement and of the rights, remedies and powers herein granted, including, without limitation, the following:

         (i) the filing of any financing statements, in form acceptable to the Secured Party under the Uniform Commercial Code in effect in any jurisdiction with respect to the liens and security interests granted hereby. The Debtor also hereby authorizes the Secured Party to file any such financing statement without the signatures of the Debtor to the extent permitted by applicable law. A photocopy or other reproduction of this Security Agreement shall be sufficient as a financing statement and may be filed in lieu of the original to the extent permitted by applicable law. The Debtor will pay or reimburse the Secured Party for all filing fees and related expenses;

         (ii) upon request of the Secured Party, cause the Secured Party to be listed as the lienholder on the certificate of title or ownership covering any Collateral covered by such a certificate of title or ownership and to promptly deliver evidence thereof to the Secured Party;

         (iii) furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail and in form satisfactory to the Secured Party.

4.2 Change of Name; Identity; Corporate Structure; Chief Executive Office. The Debtor will not change its names, identities, corporate structures or the locations of its chief executive offices without (i) giving the Secured Party at least thirty (30) days' prior written notice clearly describing such new names, identities, corporate structures or new locations and providing such other information in connection therewith as the Secured Party may reasonably request, and (ii) taking all action satisfactory to the Secured Party as the Secured Party may reasonably request to maintain the security interest of the Secured Party in the Collateral intended to be granted hereby at all times fully perfected with the same or better priority and in full force and effect.

4.3 Maintain Records. The Debtor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral. The Debtor will permit the Secured Party to review such records at such times and locations as the Secured Party may reasonably request.

4.4 Payment of Obligations. The Debtor will pay when due all taxes, assessments and governmental charges or levies imposed upon the Collateral, as well as all material claims of any kind (including, without limitation, claims for labor, materials, supplies and services) against or with respect to the Collateral (other than Permitted Liens), except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Debtor has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

4.5 Performance by the Secured Party of the Debtor's Obligations; Reimbursement. If the Debtor fails to perform or comply with any of its undertakings contained herein and such failure to perform or comply results in an Event of Default, or an Event of Default otherwise exists, the Secured Party, upon prior written notice to the Debtor, may, but is not obligated to, perform or comply or cause performance or compliance therewith and the expenses of the Secured Party incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the default rate referred to in the Promissory Note, shall be payable by the Debtor to the Secured Party on demand and such reimbursement obligation shall be secured hereby.

4.6 Delivery of Instruments. Unless the Debtor shall have delivered the same in connection with Permitted Liens, if any Instrument shall at any time comprise any portion of the Collateral, the Debtor shall within 10 days notify the Secured Party thereof and, upon request, promptly deliver such Instrument to the Secured Party appropriately indorsed or assigned or to the order of the Secured Party or in such other manner as shall be reasonably satisfactory to the Secured Party.

4.7 Delivery of Chattel Paper. Unless the Debtor shall have delivered the same in connection with Permitted Liens, if Chattel Paper shall at any time comprise any portion of the Collateral, the Debtor shall within 10 days notify the Secured Party thereof and, upon request, promptly deliver such Chattel Paper to the Secured Party.

4.8 Receivables. (a) Other than (i) in the ordinary course of business as generally conducted by them over a period of time and (ii) while no Default or Event of Default shall have occurred and be continuing, the Debtor shall not (w) grant any extension or renewal of the time of payment of any material Receivable, (x) compromise or settle any dispute, claim or legal proceeding with respect to any material Receivable for less than the total unpaid balance thereof, (y) release, wholly or partially, any Person liable for the payment thereof, or (z) allow any material credit or discount thereon.

       (b) The Debtor shall use its reasonable efforts (including, without limitation, prompt and diligent exercise of each material right they may have under any Receivable) to cause to be collected from each Account Debtor, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with the Debtor's past practices and ordinary course of business and generally accepted lawful collection procedures) any and all amounts owing under or on account of any Receivable. The reasonable costs of collection, whether incurred by the Debtor or the Secured Party shall be borne by the Debtor and if incurred by the Secured Party shall be reimbursed, together with interest thereon at a rate equal to the Default Rate, to the Secured Party upon demand, and such reimbursement obligation shall be secured hereby.


                                   ARTICLE V.

                                POWER OF ATTORNEY

5.1 Attorney-in-Fact. The Debtor hereby irrevocably appoints the Secured Party as the Debtor's attorney-in-fact, with full authority in the place and stead of the Debtor and in the name of the Debtor or otherwise, from time to time, during the continuation of an Event of Default, in the Secured Party's reasonable discretion to take any action and to execute any instrument, including but not limited to financing and continuation statements, which the Secured Party may deem necessary or advisable, subject to the terms and conditions of this Security Agreement, to accomplish the purposes of this Security Agreement, including, without limitation, (a) to receive, endorse and collect all instruments made payable to the Debtor representing any distribution in respect of the Collateral or any part thereof and to give full discharge for the same, and (b) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral, and to file any claims or take any action or institute any proceedings which the Secured Party may deem necessary or desirable for the collection of any of the Collateral or to enforce the rights of the Secured Party with respect to any of the Collateral. Secured Party hereby acknowledges and agrees that the Power of Attorney granted herein is and shall be subject to Section 2.2 (b)(ii) of this Agreement.

5.2 Ratification. The Debtor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to Section 5.1 is a power coupled with an interest and shall be irrevocable.

                                   ARTICLE VI

                          REMEDIES; RIGHTS UPON DEFAULT

6.1 Rights and Remedies Generally. If an Event of Default shall occur and be continuing, then and in every such case, the Secured Party shall have all the rights of a the Secured Party under the UCC or the Uniform Commercial Code in any applicable jurisdiction, shall have all rights now or hereafter existing under all other applicable laws, and, subject to any mandatory requirements of applicable law then in effect, shall have all the rights set forth in this Security Agreement and all the rights set forth with respect to the Collateral or this Security Agreement in any other agreement between the parties, provided that the exercise of such rights shall be subject to Section 2.2(b)(ii) of this Agreement. Such rights shall include, without limitation, the right to:

       (a) recover the reasonable fees and expenses incurred by the Secured Party in the enforcement of the Secured Obligations and this Security Agreement, including reasonable fees, expenses and disbursements of agents and counsel to the Secured Party;

       (b) personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from the Debtor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon the Debtor's premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of the Debtor;

       (c) sell, assign or otherwise liquidate, or direct the Debtor to sell, assign or otherwise liquidate, any or all of the Collateral or any part thereof, and take possession of the proceeds of any such sale or liquidation;

       (d) use, manage, operate and control the Collateral and the Debtor's businesses and properties to preserve the Collateral or its value, including, without limitation, the rights to take possession of all of the Debtor's premises and property, to exclude any third parties, whether or not claiming under the Debtor, from such premises and property, to make repairs, replacements, alterations, additions and improvements to the Collateral, and to dispose of all or any portion of the Collateral in the ordinary course of the Debtor's business; and

       (e) instruct the obligor or obligors on any agreement, instrument or other obligation constituting the Collateral to make any payment required by the terms of such instrument, agreement or obligation directly to the Secured Party. Notwithstanding the foregoing, the terms of the UCC or any other applicable law, no such instruction or notice shall be given prior to an Event of Default under
Section 2.1 of the Promissory Note, notice thereof, and seven (7) days advance notice to the Debtor of the proposed delivery of such instruction or notice.

6.2 Assembly of Collateral. If an Event of Default shall occur and be continuing, upon ten (10) days' notice to the Debtor, the Debtor shall, at its own expense, assemble the Collateral (or from time to time any portion thereof) and make it available to the Secured Party at any place or places designated by the Secured Party.

6.3 Disposition of Collateral. The Secured Party shall give the Debtor reasonable notice of the time and place of any public sale of the Collateral or any part thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The Debtor agrees that the requirements of reasonable notice to them shall be met if such notice is mailed, postage prepaid to the addresses specified in Section 5.2 of the Promissory Note (or such other addresses that the Debtor may provide to the Secured Party in writing) at least ten (10) days before the time of any public sale or after which any private sale may be made.

6.4 Recourse. The Debtor shall remain jointly and severally liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to satisfy the Secured Obligations. The Debtor shall also be jointly and severally liable for all expenses of the Secured Party incurred in connection with collecting such deficiency, including, without limitation, the reasonable fees and disbursements of any attorneys employed by the Secured Party to collect such deficiency.

6.5 Expenses; Attorneys Fees. The Debtor shall reimburse the Secured Party for all its expenses in connection with the exercise of its rights hereunder, including, without limitation, all reasonable attorneys' fees and legal expenses incurred by the Secured Party. All such expenses shall be secured hereby.

6.6 Limitation on Duties Regarding Preservation of Collateral. (a) the Secured Party's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Secured Party deals with similar property for its own account.

        (b) The Secured Party shall have no obligation to take any steps to preserve rights against prior parties to any Collateral.

        (c) Neither the Secured Party nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Debtor or otherwise.

                                   ARTICLE VII

                    SPECIAL PROVISIONS REGARDING RECEIVABLES

7.1 The Debtor Remains Liable under Receivables. Anything herein to the contrary notwithstanding (including without limitation the grant of any rights to the Secured Party), the Debtor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Receivable. The Secured Party shall not have any obligation or liability under any Receivable (or any agreement giving rise thereto) or by reason of or arising out of this Security Agreement or the receipt by the Secured Party of any payment relating to such Receivable pursuant hereto, nor shall the Secured Party be obligated in any manner to perform any of the obligations of the Debtor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Receivable (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

7.2 Notice to Account Debtor. Subject to the prior rights of any holder of Senior Obligations, at any time while an Event of Default shall have occurred and be continuing, (a) the Secured Party may, and upon request of the Secured Party, the Debtor shall, notify each Account Debtor that the Accounts have been assigned to the Secured Party and that payments in respect thereof shall be made directly to the Secured Party and (b) the Secured Party may in its own name or in the name of others communicate with each Account Debtor and parties to verify with them to its satisfaction the existence, amount and terms of any Receivables.


                                  ARTICLE VIII

                                  MISCELLANEOUS



8.1 Indemnity. The Debtor agrees to indemnify, reimburse and hold the Secured Party and its officers, directors, employees, representatives and agents ("Indemnitees") harmless from any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs or expenses or disbursements (including reasonable attorneys' fees and expenses) for whatsoever kind or nature (other than those relating to or arising out of willful misconduct or grossly negligent acts or omissions of the Secured Party or its agents or employees) which may be imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Security Agreement or the transactions contemplated hereby or the exercise of rights or remedies hereunder. The obligations of the Debtor under this Section shall be secured hereby and shall survive payment and performance or discharge of the Secured Obligations and the termination of this Security Agreement.

8.2 Governing Law. THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

8.3 Notices. Except as otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be governed by the provisions of Section 5.2 of the Promissory Note.

8.4 Successors and Assigns. This Security Agreement shall be binding upon and inure to the benefit of the Debtor, the Secured Party, all future holders of the Secured Obligations and their respective successors; provided, however, that the Debtor may not assign or transfer any of its rights or obligations under this Security Agreement without the prior written consent of the Secured Party.

8.5 Waivers and Amendments. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the party against whom enforcement is sought.

8.6 No Waiver; Remedies Cumulative. No failure or delay on the part of the Secured Party in exercising any right, power or privilege hereunder, and no course of dealing between the Debtor and the Secured Party, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Secured Party would otherwise have on any future occasion. The rights and remedies herein expressly provided are cumulative and may be exercised singly or concurrently and as often and in such order as the Secured Party deems expedient and are not exclusive of any rights or remedies which the Secured Party would otherwise have whether by security agreement or now or hereafter existing under applicable law. No notice to or demand on the Debtor in any case shall entitle the Debtor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Secured Party to any other or future action in any circumstances without notice or demand.

8.7 Termination; Release. This Security Agreement shall terminate upon the date upon which the Secured Obligations have been indefeasibly paid and performed in full and the Promissory Note has terminated. Upon termination of this Security Agreement, the Secured Party, at the request and sole expense of the Debtor, shall execute and deliver to the Debtor the proper instruments, agreements, statements and acknowledgments (including UCC termination statements) acknowledging the termination of this Security Agreement, and shall duly assign, transfer and deliver to the Debtor, without recourse, representation or warranty of any kind whatsoever, such of the Collateral as may be in possession of the Secured Party and has not theretofore been disposed of, applied or released.

8.8 Headings Descriptive. The headings of the several Sections and subsections of this Security Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Security Agreement.

8.9 Severability. In case any provision in or obligation under this Security Agreement or the Secured Obligations shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

8.10 Borrower's Assurance of Performance of Secured Obligations. The Borrower hereby covenants that it shall, or shall cause the Debtor to, perform all Secured Obligations hereunder in accordance with their terms.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the Debtor and the Secured Party have caused this Security Agreement to be duly executed and delivered as of the date first above written.



                           Fidelity Leasing, Inc., as Borrower



                           By: __________________________________
                               Name:
                               Title:

                          JLA Credit Corporation, as Debtor



                          By: __________________________________
                              Name:
                              Title:

                         Japan Leasing (U.S.A.), Inc., as the Secured Party



                         By: __________________________________
                             Name:
                             Title:

                                                                     SCHEDULE II
                                                           to Security Agreement


                           UCC-1 FILING JURISDICTIONS
                           --------------------------


         A.   JLA Credit Corporation

              1.   California Secretary of State